HORIZON GLOBAL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction
On August 16, 2019, certain subsidiaries of Horizon Global Corporation (“Horizon”, the “Company” or “Seller”) entered into a share sale and purchase agreement (the “Agreement”) to sell its subsidiaries that comprise the Company’s Asia-Pacific operating segment to Hayman Pacific BidCo Pty Ltd. (the “Purchaser”), an affiliate of Pacific Equity Partners, for AUD $340 million in cash, subject to customary closing adjustments (the “Sale”). On September 19, 2019 (the “Closing Date”), the Sale was completed pursuant to the terms of the Agreement.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 is based on the historical financial information of the Company adjusted to give effect to the Sale. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2019 and for the years ended December 31, 2018, 2017 and 2016, respectively, give effect to the Sale as if it had occurred at the beginning of the earliest period presented (collectively with the unaudited pro forma condensed consolidated balance sheet, “Pro Forma Financial Statements”). The Pro Forma Financial Statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the Sale. The adjustments and pro forma balances presented may be impacted by rounding.
The Pro Forma Financial Statements are for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the Sale occurred at the beginning of the earliest period presented, nor are they necessarily indicative of the Company’s future operating results. The Sale will be accounted for as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

HORIZON GLOBAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2019
(unaudited—dollars in thousands)

		Pro Forma Adjustments
	Reported	(Note 2) (a)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$16,760	$222,000	(b)	$238,760
Receivables, net	137,660	(14,830)		122,830
Inventories	177,830	(24,370)		153,460
Prepaid expenses and other current assets	9,250	(1,130)		8,120
Total current assets	341,500	181,670		523,170
Property and equipment, net	97,830	(14,950)		82,880
Operating lease right-of-use assets	72,220	(8,530)		63,690
Goodwill	12,700	(8,160)		4,540
Other intangibles, net	71,900	(8,310)		63,590
Deferred income taxes	2,510	(2,130)		380
Other assets	6,080	(250)		5,830
Total assets	$604,740	$139,340		$744,080
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$166,760	$—		$166,760
Accounts payable	111,800	(18,980)		92,820
Short-term operating lease liabilities	13,190	(3,260)		9,930
Accrued liabilities	71,250	(6,590)		64,660
Total current liabilities	363,000	(28,830)		334,170
Long-term debt	238,780	(16,100)	(b)	222,680
Deferred income taxes	13,160	(1,360)		11,800
Long-term operating lease liabilities	59,020	(5,270)		53,750
Other long-term liabilities	19,100	(210)		18,890
Total liabilities	693,060	(51,770)		641,290

Total shareholders' deficit	(88,320)	191,110	(b)	102,790
Total liabilities and shareholders' equity	$604,740	$139,340		$744,080

See accompanying notes to the unaudited Pro Forma Financial Statements.

HORIZON GLOBAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2019
(unaudited—dollars in thousands, except share and per share data)

		Pro Forma Adjustments
	Reported	(Note 2)		Pro Forma
Net sales	$432,820	$(62,500)	(c)	$370,320
Cost of sales	(356,690)	46,240	(c)	(310,450)
Gross profit	76,130	(16,260)		59,870
Selling, general and administrative expenses	(78,540)	6,440	(d)	(72,100)
Net gain on dispositions of property and equipment	1,470	(20)	(c)	1,450
Operating loss	(940)	(9,840)		(10,780)
Other expense, net	(5,210)	30	(c)	(5,180)
Interest expense	(26,370)	230	(c)	(26,140)
Loss before income tax	(32,520)	(9,580)		(42,100)
Income tax expense	(1,240)	2,620	(e)	1,380
Net loss	(33,760)	(6,960)		(40,720)
Less: Net loss attributable to noncontrolling interest	(580)	—		(580)
Net loss attributable to Horizon Global	$(33,180)	$(6,960)		$(40,140)
Net loss per share attributable to Horizon Global:
Basic	$(1.31)	$(0.28)		$(1.59)
Diluted	$(1.31)	$(0.28)		$(1.59)
Weighted average common shares outstanding:
Basic	25,235,704			25,235,704
Diluted	25,235,704			25,235,704

See accompanying notes to the unaudited Pro Forma Financial Statements.

HORIZON GLOBAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(unaudited—dollars in thousands, except share and per share data)

		Pro Forma Adjustments
	Reported	(Note 2)		Pro Forma
Net sales	$849,950	$(135,930)	(c)	$714,020
Cost of sales	(706,070)	101,500	(c)	(604,570)
Gross profit	143,880	(34,430)		109,450
Selling, general and administrative expenses	(185,360)	13,580	(d)	(171,780)
Impairment of goodwill and intangible assets	(126,770)	—		(126,770)
Net loss on dispositions of property and equipment	(2,140)	(60)	(c)	(2,200)
Operating loss	(170,390)	(20,910)		(191,300)
Other expense, net	(13,130)	270	(c)	(12,860)
Interest expense	(27,740)	290	(c)	(27,450)
Loss before income tax	(211,260)	(20,350)		(231,610)
Income tax benefit	6,360	5,560	(e)	11,920
Net loss	(204,900)	(14,790)		(219,690)
Less: Net loss attributable to noncontrolling interest	(940)	—		(940)
Net loss attributable to Horizon Global	$(203,960)	$(14,790)		$(218,750)
Net loss per share attributable to Horizon Global:
Basic	$(8.14)	$(0.59)		$(8.73)
Diluted	$(8.14)	$(0.59)		$(8.73)
Weighted average common shares outstanding:
Basic	25,053,013			25,053,013
Diluted	25,053,013			25,053,013

See accompanying notes to the unaudited Pro Forma Financial Statements.

HORIZON GLOBAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(unaudited—dollars in thousands, except share and per share data)

		Pro Forma Adjustments
	Reported	(Note 2)		Pro Forma
Net sales	$892,980	$(127,230)	(c)	$765,750
Cost of sales	(685,380)	94,380	(c)	(591,000)
Gross profit	207,600	(32,850)		174,750
Selling, general and administrative expenses	(171,620)	13,210	(d)	(158,410)
Net loss on dispositions of property and equipment	(1,220)	170	(c)	(1,050)
Operating profit	34,760	(19,470)		15,290
Other expense, net	(2,730)	600	(c)	(2,130)
Loss on extinguishment of debt	(4,640)	—		(4,640)
Interest expense	(22,410)	180	(c)	(22,230)
Income before income tax	4,980	(18,690)		(13,710)
Income tax expense	(9,750)	5,110	(e)	(4,640)
Net loss	(4,770)	(13,580)		(18,350)
Less: Net loss attributable to noncontrolling interest	(1,220)	—		(1,220)
Net loss attributable to Horizon Global	$(3,550)	$(13,580)		$(17,130)
Net loss per share attributable to Horizon Global:
Basic	$(0.14)	$(0.55)		$(0.69)
Diluted	$(0.14)	$(0.55)		$(0.69)
Weighted average common shares outstanding:
Basic	24,781,349			24,781,349
Diluted	24,781,349			24,781,349

See accompanying notes to the unaudited Pro Forma Financial Statements.

HORIZON GLOBAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(unaudited—dollars in thousands, except share and per share data)

		Pro Forma Adjustments
	Reported	(Note 2)		Pro Forma
Net sales	$649,200	$(101,840)	(c)	$547,360
Cost of sales	(488,850)	79,380	(c)	(409,470)
Gross profit	160,350	(22,460)		137,890
Selling, general and administrative expenses	(145,150)	11,210	(d)	(133,940)
Impairment of goodwill and intangible assets	(8,360)	—		(8,360)
Net loss on dispositions of property and equipment	(540)	40	(c)	(500)
Operating profit	6,300	(11,210)		(4,910)
Other expense, net	(2,610)	130	(c)	(2,480)
Interest expense	(20,080)	120	(c)	(19,960)
Loss before income tax	(16,390)	(10,960)		(27,350)
Income tax benefit	3,730	3,010	(e)	6,740
Net loss	(12,660)	(7,950)		(20,610)
Less: Net loss attributable to noncontrolling interest	(300)	—		(300)
Net loss attributable to Horizon Global	$(12,360)	$(7,950)		$(20,310)
Net loss per share attributable to Horizon Global:
Basic	$(0.66)	$(0.42)		$(1.08)
Diluted	$(0.66)	$(0.42)		$(1.08)
Weighted average common shares outstanding:
Basic	18,775,500			18,775,500
Diluted	18,775,500			18,775,500

See accompanying notes to the unaudited Pro Forma Financial Statements.

HORIZON GLOBAL CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(unaudited)

1. Basis of Presentation
Basis of Presentation. See “Introduction” for basis of presentation of the unaudited Pro Forma Financial Statements.
The accompanying unaudited Pro Forma Financial Statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission for pro forma financial information and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.
2. Pro Forma Adjustments
Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited Pro Forma Financial Statements:
(a) Reflects the pro forma adjustments to eliminate the assets, liabilities and equity that are directly attributable to the Asia-Pacific operating segment and have transferred to the Purchaser.
(b) Reflects the estimated cash proceeds and preliminary estimated after-tax gain on the Sale, which is indicative of the net debt free nature of the Sale. The actual after-tax gain may change based on finalization of certain items such as adjustments to the estimated proceeds and transaction costs, net assets, and the foreign exchange rate on the Closing Date. This gain is not included in the pro forma condensed consolidated statements of operations as the gain is considered non-recurring and is not expected to have a continuing impact on the Company’s operations. The preliminary estimated gain was calculated as follows (amounts in thousands):

Net proceeds related to the Sale	$222,000
Net assets of Asia-Pacific operating segment	(39,400)
Pre-tax gain on Sale	182,600
Tax effect on Sale	—
After-tax gain on Sale	$182,600
(c) Reflects the pro forma adjustments to eliminate the revenues and expenses that are directly attributable to the Asia-Pacific operating segment and will not continue after the completion of the Sale.
(d) Adjustment is net of corporate support cost intercompany management fees previously eliminated in consolidation that were allocated to the Asia-Pacific operating segment, which will remain a part of continuing operations after the Sale.
(e) These results have been adjusted to reflect income taxes on the Asia-Pacific operating segment on a stand-alone basis. The tax effect of the pro forma adjustments was calculated using the blended statutory tax rate of 27.3% for all periods presented.